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                                                          EXHIBIT 23.1

                    Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-________) pertaining to the 1994 Stock Option Plan and Non-Qualified Stock Option Agreements of Syntro Corporation of our reports dated October 28, 1994, with respect to the consolidated financial statements of Syntro Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended September 30, 1994 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.


                                                 /s/ Ernst & Young LLP

                                                     Ernst & Young LLP

Kansas City, Missouri
May 18, 1995